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                                                                      EXHIBIT 12
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
 FOR THE YEARS ENDED 1994 THROUGH 1998 AND NINE MONTHS ENDED SEPTEMBER 30, 1999
                          (Dollar amounts in thousands)


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                                                                                                  NINE
                                                                                                 MONTHS
                                                                                                  ENDED
                                                        YEARS ENDED DECEMBER 31,              SEPTEMBER 30,
                                        ----------------------------------------------------  ------------
                                          1994       1995       1996       1997       1998        1999
                                        ----------------------------------------------------  ------------
Earnings:
     Income before minority
      interests and income taxes        $ 46,332   $ 52,402   $ 78,857   $106,174   $132,095    $107,427
     Fixed charges                        18,246     23,805     34,974     34,961     45,357      33,715
     Amortization of capitalized
      interest                                --         --         --         28        110          83
                                        ----------------------------------------------------    --------
                                        $ 64,578   $ 76,207   $113,831   $141,163   $177,562    $141,225
                                        ====================================================    ========

Fixed charges:
     Interest expense, including
      capitalized interest              $  6,541   $ 12,062   $ 22,231   $ 21,782   $ 29,717    $ 21,452
     Interest portion of lease/rental
      expense                             11,012     11,171     11,658     11,927     14,592      11,541
     Amortization of debt issuance
      costs                                  693        572      1,085      1,252      1,048         722
                                        ----------------------------------------------------    --------
                                        $ 18,246   $ 23,805   $ 34,974   $ 34,961   $ 45,357    $ 33,715
                                        ====================================================    ========
Ratio of earnings to fixed charges           3.5        3.2        3.3        4.0        3.9         4.2
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